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                                                                     EXHIBIT 5.1


                                 April 11, 2000


CapRock Communications Corp.
15601 Dallas Parkway, Suite 700
Dallas, Texas 75001

         Re:      CapRock Communications Corp.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to CapRock Communications Corp. (the "Company"), a corporation organized under the laws of the State of Texas, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-32910) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $900,000,000 (or, if applicable, the equivalent thereof in any other currency or currency unit): (i) senior or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under the senior Indenture (the "Senior Indenture"), proposed to be entered into between the Company and a trustee to be selected, and the subordinated Indenture (the "Subordinated Indenture") proposed to be entered into between the Company and a trustee to be selected, respectively, each filed as an exhibit to the Registration Statement (collectively, the "Indentures" and each trustee, a "Trustee"); (ii) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), in one or more series and
(iii) shares of common stock, $0.01 par value per share (the "Common Stock") (which may be offered by the Company and one or more selling shareholders (the "Selling Shareholders")). The shares of Preferred Stock and Common Stock referred to above also include such indeterminate number of shares of Preferred Stock or Common Stock, as may be issued as a dividend or upon conversion or exchange of any convertible or exchangeable Debt Securities or Preferred Stock, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Common Stock and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Offered Securities; (ii) the forms of the Indentures;
(iii) the Articles of Incorporation of the Company, as currently in effect (the "Articles of Incorporation"); (iv) the By-laws of the Company, as currently in effect (the "By-laws"); (v) a specimen certificate evidencing the Common Stock; and (vi) certain resolutions adopted to date by the


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CapRock Communications Corp.
April 11, 2000
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Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. We have assumed that the Indentures will be duly authorized, executed and delivered by the applicable Trustees and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the Trustees. In addition, we have assumed that the terms of the Offered Debt Securities (defined below) and the Offered Preferred Stock (defined below) will have been established so as not to violate any applicable law, the Articles of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Texas Business Corporation Act (the "TBCA"), and (ii) the stock certificate evidencing any Offered Common Stock (defined below) issued will conform to the specimen certificate examined by us and will be duly executed and delivered. We have also assumed that the number of shares of Common Stock and Preferred Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock and Preferred Stock. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         In addition, this opinion letter incorporates by reference and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) and the Report (the "Texas Report") of the Legal Opinion Committee Regarding Legal Opinions in Business Transactions of the Business Law Section of the State Bar of Texas (1992). As a consequence, in addition to the qualifications exceptions and limitations set forth herein, this opinion letter is also subject to the qualifications, exceptions, definitions and limitations set forth in the Accord and the Texas Report including the general qualifications of the Accord and the Other Common Texas Qualifications contained in the Texas Report.

         We have assumed that the execution and delivery by the Company of the Offered Securities and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Articles of Incorporation or By-laws), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of Texas that, in our experience, are normally applicable to transactions of the


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CapRock Communications Corp.
April 11, 2000
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type provided for by the Registration Statement, but without our having made any special investigation with respect to any other laws, rules or regulations),
(iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

         We are licensed to practice law solely in the State of Texas and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations of any other jurisdiction. To the extent that the laws of any other jurisdiction govern any of the matters as which we are opining herein (including without limitation to the extent any Debt Securities are governed by New York law), we have assumed that such laws are identical to the state laws of the State of Texas.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) all necessary corporate action has been taken in conformity with the Articles of Incorporation and the By-laws (including by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company) to approve the issuance and terms of the Offered Debt Securities and related matters; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then (1) if the Offered Debt Securities are governed by the laws of the State of Texas, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (2) if the Offered Debt Securities are governed by the laws of any jurisdiction other than the State of Texas, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, would be valid and binding obligations of the Company if such Offered Debt Securities were governed by the laws of the State of Texas, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (3) if the Offered Debt Securities are convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Debt Securities will be duly authorized, validly issued, fully


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CapRock Communications Corp.
April 11, 2000
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paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Debt Securities has been authorized by all necessary corporate action, that the Offered Debt Securities have been converted in accordance with their terms and the terms of the applicable Indenture and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (3) of this paragraph 1, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Debt Securities, the Articles of Incorporation, the By-Laws and the TBCA shall not have been amended so as to affect the validity of such issuance.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by the Board of Directors, including any appropriate committee appointed thereby, and by all other necessary corporate action in conformity with the Articles of Incorporation, including a Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws; (iv) the filing of a Certificate of Designation with the Secretary of State of the State of Texas has duly occurred; (v) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of a duly authorized, executed and filed Certificate of Designation and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 2, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Articles of Incorporation, the By-Laws and the TBCA shall not have been amended so as to affect the validity of such issuance.

         3. With respect to the shares of Common Stock to be offered by the Company (the "Offered Primary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Primary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the issuance and sale of the Offered Primary Shares have been duly established by the Board of Directors, including any appropriate committee appointed thereby, and by all other necessary corporate action in conformity with the Articles of Incorporation and the By-Laws; (iv) if the Offered Primary Shares are to


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CapRock Communications Corp.
April 11, 2000
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be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing the Offered Primary Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Primary Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         4. The shares of Common Stock to be offered by the Selling Shareholders, if any, have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus and any prospectus supplements which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and may not be relied upon by you for any other purpose without the prior written consent of our firm and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of the firm (except as expressly provided for above).

                                             Very truly yours,



                                             MUNSCH HARDT KOPF & HARR, P.C.